SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 23, 2004

CENTRAL VALLEY COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-31977	77-0539125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California		93612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (559) 298-1775

N/A
(Former name or former address, if changed since last report)

Item 5.        Other Events.

(a)           PRESS RELEASES. On January 23, 2004, Central Valley Community Bancorp issued a press release announcing its adoption of a program to effect repurchases of the Company’s common stock.  A copy of the press release is attached to this Current Report and is incorporated into this report by reference.

Item 7.        Financial Statements and Exhibits.

(b)           Exhibits

Exhibit 99.1  Central Valley Community Bancorp press release dated January 23, 2004 announcing its adoption of a program to effect repurchases of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2004	CENTRAL VALLEY COMMUNITY BANCORP

/s/ Daniel J. Doyle
Daniel J. Doyle, President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Central Valley Community Bancorp press release dated January 23, 2004, announcing its adoption of a program to effect repurchases of the Company’s common stock program.